SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☑ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Friedman, Billings, Ramsey Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2004

To Our Shareholders:

      The Annual Meeting of Shareholders of Friedman, Billings, Ramsey Group, Inc. (the “Company”) will be held at the Washington Fairmont Hotel, 2401 M Street, N.W., Washington, D.C., on Wednesday, May 19, 2004, at 9:00 a.m., to vote on the following proposals:

      1. The election of the nine directors of the Company;

2.	The approval of the Company’s 2004 Long Term Incentive Plan; and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2004;

4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Record Date for the meeting, used to determine which shareholders are entitled to vote at the meeting and receive these materials, is April 23, 2004. This Notice, the attached Proxy Statement and the enclosed form of proxy for the meeting are first being sent to shareholders on or about April 29, 2004. A list of shareholders will be available at the meeting and for ten days prior to the meeting at the Company’s offices, 1001 Nineteenth Street North, 14th Floor, Arlington, Virginia 22209.

By Order of the Board of Directors,

Cathy Sigalas
Corporate Secretary

April 29, 2004

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

PROXY STATEMENT

GENERAL

The Board of Directors of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the “Company”) is soliciting proxies to be used at your Annual Meeting to vote on the matters described in the Notice of Annual Meeting. The term “FBR”, as used herein, refers to the Company and its predecessors, which were first formed in 1989.

VOTING AND OUTSTANDING SHARES

Holders of record of Class A Common Stock and holders of record of Class B Common Stock on April 23, 2004, the Record Date, may vote at the Annual Meeting. On the Record Date, 142,501,695 shares of Class A Common Stock and 25,722,099 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting. No other voting securities of the Company were outstanding. Each shareholder is entitled to one vote for each share of Class A Common Stock and to three votes for each share of Class B Common Stock held on the Record Date. Holders of Class A Common Stock and Class B Common Stock vote together without regard to class on the matters that will come before the Annual Meeting.

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders. The Company will also reimburse banks, brokers and other nominees in whose names shares are registered for out-of-pocket expenses incurred by them to furnish this Proxy Statement and related materials concerning the Annual Meeting to beneficial owners.

If you return your executed proxy in time to permit its review and count, your shares will be voted as you direct. You can specify whether shares represented by the proxy are to be voted for the election of all nominees for director or are to be withheld from some or all of them. You also can specify approval, disapproval or abstention as to the selection of an independent auditor.

If your proxy card does not specify how you want to vote your shares, they will be voted “for” the election of all nominees for director, and “for” ratification of the selection of PricewaterhouseCoopers LLP as independent auditor.

You may revoke your proxy at any time before it is exercised by written notice to the Corporate Secretary, by timely submission of a properly executed later-dated proxy or by voting in person at the Annual Meeting. Your attendance at the Annual Meeting, by itself, is not enough to revoke your proxy.

A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. The election of directors requires a plurality of the votes cast by the shares entitled to vote on the election of directors at the Annual Meeting. The ratification of the selection of an independent auditor requires a majority of the votes that could be cast by the shares that are present in person or represented by proxy at the Annual Meeting.

The total number of votes that could be cast at the Annual Meeting is the sum of votes cast and abstentions. Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum and have the effect of a vote “against” any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for any of the items (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

The Company does not know of any other matter to be presented at the Annual Meeting. Under the Company’s Bylaws, no business other than that stated in the Notice of Annual Meeting of Shareholders may be transacted at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote properly may be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

The Company’s executive offices are located at 1001 Nineteenth Street North, Arlington, VA 22209.

PROPOSAL 1.

ELECTION OF DIRECTORS

Nine directors will be elected at the Annual Meeting. All current board members have been nominated for reelection. More information on the nominees is provided below. This information has been given to the Company by the nominees. Each director elected at the Annual Meeting will serve until the next annual meeting of the shareholders or until earlier retirement, resignation or removal.

If unforeseen circumstances (for example, death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted for that other person.

Proxies cannot be voted at the Annual Meeting for more than these nine nominees, except as described above.

EMANUEL J. FRIEDMAN Mr. Friedman, age 58, is Co-Chairman and Co-Chief Executive Officer. Since co-founding the company in 1989 he has continuously served as a director. He served as Chairman and Chief Executive Officer from 1989 to 1999, as Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he assumed his current position. He also manages FBR Ashton Limited Partnership and FBR Special Situations Fund, L.P. Mr. Friedman is a trustee of the Corcoran Gallery of Art.

ERIC F. BILLINGS Mr. Billings, age 51, is Co-Chairman and Co-Chief Executive Officer. Since co-founding the Company in 1989, he has continuously served as a director. He served as Vice Chairman and Chief Operating Officer from 1989 to 1999, and as Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he assumed his current position. He also manages FBR Weston, Limited Partnership. Mr. Billings is the brother of Mr. Jonathan Billings, who is an Executive Vice President and Head of Institutional Brokerage at FBR. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities.

W. RUSSELL RAMSEY Mr. Ramsey, age 44, has continuously served as a director since co-founding FBR in 1989. In May 2001, Mr. Ramsey founded the BEM Capital Management group of companies. He currently serves as chairman and chief executive officer of BEM Capital Management LLC, the parent limited liability company of the group. He served as President and Secretary of FBR from 1989 to 1999 and as President and Co-Chief Executive Officer of FBR from 1999 to 2001. Mr. Ramsey is a trustee of Big Brothers and Big Sisters of the National Capital Area and of the George Washington University Board of Trustees.

DANIEL J. ALTOBELLO Mr. Altobello, age 63, has served as a director of the Company since June 26, 2000. Since October 1, 2000, Mr. Altobello, chairman of Altobello Family Partners, has been a private investor and active board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent of Caterair International, Inc. and LSG/ SKY Chefs, the largest airline catering company in the world. He is a member of the Board of Directors of American Management Systems, Inc., MESA Air Group, of which he is Lead Director, Thinking Tools, Inc., World Airways, Inc., and he is an advisory director of Thayer Capital Partners, and a trustee of Loyola Foundation, Inc. and Mt. Holyoke College.

PETER A. GALLAGHER Mr. Gallagher, age 63, served as a director of FBR Asset Investment Corporation since August 2000 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. Since July 1997, Mr. Gallagher has served as the President and Chief Executive Officer of America’s Promise — the Alliance for Youth, a non-profit organization dedicated to building the character and competence of America’s youth. From 1994 through 1996, Mr. Gallagher served as Chief Executive Officer of Source One Financial Services, Inc., and from l989 through 1993 he served as Senior Vice President of AT&T Consumer Affairs. Mr. Gallagher currently serves as a member of the Board of Trustees of Pew Charitable Trust — Partnership for Civic Change; VHA Health Foundation, Inc.; the National Assembly of Health and

Human Service Organizations, and from 1996 – 1999 he served as Vice Chairman of the District of Columbia Emergency Board of Education.

STEPHEN D. HARLAN Mr. Harlan, age 70, served as a director of FBR Asset Investment Corporation since its founding in 1997 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. He is the Chairman of Harlan Enterprises, LLC, a specialized real estate firm that provides mortgage banking, finance, and investment advising services to commercial real estate investors. Before joining Harlan Enterprises, LLC, he was Chairman of H.G. Smithy from 1993 to 2001. Mr. Harlan was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG’s International Council, board of Directors, and Management committee. In June 1995, President Clinton appointed Mr. Harlan to the District of Columbia Financial Responsibility and Management Assistance Authority, where he served as Vice Chairman until September 1998. Mr. Harlan is a member of the board of directors of Harris Interactive, ING Direct and Mantech International. He is also a member of the Senior Council of the Greater Washington Board of Trade, is a Trustee and member of the Executive committee of the Carnegie Endowment for International Peace, and is the Chairman of the Board of the Counsel for Court Excellence.

RUSSELL C. LINDNER Mr. Lindner, age 49, served as a director of FBR Asset Investment Corporation since 1999 and, upon the merger of FBR Asset Investment Corporation with the Company in March of 2003, he became a director of the Company. He is currently the Chairman and Chief Executive Officer of the Forge Company, the parent company of Colonial Parking, Inc., and Bear Saint Properties, Inc., a real estate investment advisory firm. He has served as Chairman of the Forge Company since January 1, 1994. Mr. Lindner serves on the board executive committees of the Federal City Council, the Greater Washington Board of Trade and the Washington International School. He also serves on the Advisory Board of SunTrust Bank (Metro DC) and is the former Board Chairman of the Landon School.

WALLACE L. TIMMENY Mr. Timmeny, age 66, has served as a director of the Company since December 29, 1997. From 1979 to the present, Mr. Timmeny has been a securities attorney in private practice, currently as a partner in the Washington, D.C. office of Dechert LLP, which he joined in 1996. From 1965 to 1979, Mr. Timmeny was an attorney with the U.S. Securities and Exchange Commission (“SEC”) and ultimately the Deputy Director of the Division of Enforcement of the SEC. Mr. Timmeny has served as an adjunct professor at American University School of Law, George Mason University School of Law and Georgetown University School of Law. Mr. Timmeny is a past chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. Mr. Timmeny and his law firm have provided and are expected to continue to provide legal services to the Company.

JOHN T. WALL Mr. Wall, age 61, has served as a director of the Company since October 1, 2002. Mr. Wall has served as Chairman of Capital Markets Advisors, Inc., a firm that provides financial markets advisory services, since its formation in December 2002. From 1964 to October 2002, Mr. Wall served in various management roles at the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, most recently serving as President of Nasdaq International, Ltd., a position he assumed in 1997. Mr. Wall currently serves on the Boards of the Caisse de depot et placement du Quebec. Mr. Wall has also served on numerous industry committees and boards including the National Securities Clearing Corporation, The Options Clearing Corporation and EASDAQ.

Board Recommendation

Your Board of Directors recommends a vote “For” the nominees named in this proposal.

PROPOSAL 2.

APPROVAL OF THE FBR 2004 LONG TERM INCENTIVE PLAN

On April 14, 2004, the Board approved the Friedman, Billings, Ramsey Group, Inc. 2004 Long-Term Incentive Plan (“the Plan”), subject to approval by the Company’s shareholders at this Annual Meeting. The Board of Directors is unanimously recommending this proposal because it believes strongly in encouraging selected employees, directors, consultants and advisors of the Company and its affiliates to acquire a proprietary and vested interest in the growth and performance of the Company. Stock-based incentives granted under the Plan will help to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders. In addition, the Plan will enable the Company to continue to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

The Plan replaces the FBR Stock and Annual Incentive Plan and the Company’s Non-Employee Director Stock Compensation Plan (the “Prior Plans”). If the Plan is approved by the majority of shareholders, any shares that remain available for issuance under the Prior Plans will become available for grant under the Plan and no additional grants will be made under the Prior Plans.

If the proposal is not approved by shareholders, awards would continue to be granted pursuant to the existing plans; however, the Company would have insufficient shares remaining under the plans to address its overall compensation needs in the future.

Description of the Plan

A summary of the significant features of the Plan, assuming shareholder approval at the Annual Meeting, is provided below, but is qualified in its entirety by the full text of the Plan attached as Appendix A to this proxy statement.

Administration and Eligibility

Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), in its discretion. The Committee has the authority to select individuals to whom awards are granted, to determine the types of awards and the number of shares covered, and to set the terms, conditions, and provisions of such awards and to cancel or suspend awards. The Committee shall be authorized to interpret the Plan and to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations which may be necessary or advisable for the administration of the Plan.

The Committee has the authority to grant the following types of awards under the Plan: options, stock appreciation rights (“SARs”), restricted stock, performance awards, and/or other stock-based awards. Each of these awards may be granted alone or together with other awards under the Plan and/or cash awards outside the Plan.

Persons Eligible for Grants. Employees and Directors of the Company and its affiliates are eligible to participate in the Plan. In addition, consultants, advisors and independent contractors who provide bona fide services to the Company are also eligible to participate. As of March 31, 2004 there were approximately 550 persons eligible to participate in the Plan.

Shares Subject to the Plan

The Plan provides that a maximum of 10 million shares of Class A common stock may be delivered to participants plus any remaining shares available for issuance under the Prior Plans. As of March 5, 2004, approximately 2.7 million shares remained available for grants under the Prior Plans.

The shares deliverable under the Plan may consist in whole or in part of treasury shares, authorized but unissued shares, or shares reacquired by the Company. If an award under either the Plan or any award made under the Prior Plans that is outstanding on the date shareholders approve the Plan expires, or is canceled, terminated, forfeited or otherwise settled without the issuance of shares subject to such award, those shares will be available for future grants under the Plan. Shares that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any option granted under the Plan or any outstanding option granted under the Prior Plans, or any shares that are delivered or withheld to satisfy tax withholding obligations arising from awards under the Plan, or any outstanding awards made under the Prior Plans, will also be available for future grant under the Plan. In addition, shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of options granted under the Plan or any Prior Plans that are exercised after the effective date will also be available for future grants under the Plan.

Also, substitute awards shall not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan, these shares may be used for awards under the Plan and will not reduce the shares that may be delivered under the Plan provided the awards are only made to individuals who were then eligible for awards under the pre-existing plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares, the Committee, in its sole discretion, may make adjustments in the number of shares that may be issued in the future and in the number and kind of shares and price under all outstanding grants made before the event; provided, however, that the number of shares subject to any award shall always be a whole number.

Stock Options

The Committee may grant non-qualified stock options (NQSOs) under the Plan. The exercise price of an option granted under the Plan will not be less than 100% of the Fair Market Value of the share on the date of the grant as defined in the Plan. Options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee. Except in certain circumstances related to a Change of Control (as defined in the Plan) or related to a participant’s death or disability, an option may not be exercised before the expiration of one year from grant nor more than ten years after grant. A participant exercising an option may pay the exercise price in cash, previously acquired shares (either actually or by attestation) or delivery of other consideration having a fair market value on the exercise date equal to the total option price, or by any combination, as the Committee may specify in the applicable award agreement. The Company may not reprice option grants, including the cancellation of an existing grant followed by a replacement grant of a lower-priced option or another type of award, without the express approval of shareholders. The Plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of options held by participants whose employment with the Company terminates by reason of death, disability, retirement, for Cause or otherwise.

Stock Appreciation Rights

The Committee may grant a SAR in conjunction with an option or other award granted under the Plan (a “tandem SAR”) or independent of any option (a “freestanding SAR”). An SAR granted in tandem with an option will terminate and will no longer be exercisable upon the termination or exercise of the related option. Such tandem SAR may be exercised by a participant at the time or times and to the extent the related option is exercisable by surrendering the applicable portion of the related option in accordance with procedures established by the Committee. Upon exercise, an SAR granted in tandem with an option permits the participant to receive cash, shares, or a combination of cash or shares, as determined by the

Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the per share exercise price of the related option, multiplied by the number of shares with respect to which the tandem SAR is exercised.

A freestanding SAR may not have a term of greater than ten years and an exercise price less than 100% of the fair market value of the share on the date of the grant. The exercise price may not be reset without shareholder approval. The Committee may determine exercisability restrictions on freestanding SARs at the time of grant. Upon exercise, a freestanding SAR permits the holder to receive cash, shares, or a combination of cash or shares, as determined by the Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by the number of shares with respect to which the freestanding SAR is exercised.

The Plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of SARs held by an individual whose employment with the Company terminates by reason of death, disability, retirement, for Cause or otherwise.

Restricted Stock

The Committee may also award restricted stock under the Plan. The award agreement will set forth a specified period of time, during which an award of restricted stock will remain subject to forfeiture or restrictions on transfer (the “Restriction Period”). Except for certain limited situations, such as death, disability or Change of Control, as defined in the Plan, the Restriction Period, shall not be less than three years, but permitting pro-rata vesting during such period. During the Restriction Period, the participant will generally have all the rights of a shareholder, including the right to vote the shares and the right to receive dividends, unless the Committee shall determine otherwise. Except as determined otherwise by the Committee, restricted stock will be forfeited by the participant and reacquired by the Company upon termination of employment or services for any reason during the Restriction Period.

Performance Awards

The Committee may also grant performance awards, which may be granted either alone or in addition to other awards granted under the Plan. Performance awards may be stock-based awards (“Performance Shares”) or cash-based awards (“Performance Units”). Performance awards may be granted subject to the attainment of performance goals and the continued service of the participant for a specified time period (“Performance Period”). At the conclusion of the Performance Period, which may not be shorter than 12 months nor longer than five years, the Committee shall evaluate the degree to which any applicable performance goals have been achieved and the performance awards earned and shall cause to be delivered the amount earned in either cash, shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.

The Committee shall specify the performance goals to which any performance award shall be subject. These goals shall be based on the attainment of specified levels of one or more of the following measures: revenues, revenue growth; asset growth; combined net worth; debt to equity ratio; debt to capitalization ratio; earnings before interest, taxes, depreciation and amortization; operating income; operating cash flow; pre- or after-tax net income; cash flow or free cash flow; cash flow or free cash flow per share; net earnings; earnings per share; return on equity; return on investment; return on total capital; return on capital employed; return on assets; return on revenue; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels of the Company or any affiliate, division or business unit of the Company. Such performance goals may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued

operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, to preserve tax-deductibility of compensation to covered executives.

Other Stock-Based Awards

The Committee may also grant other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares or securities convertible into shares either alone or in addition to other awards granted under the Plan. Such other stock-based awards shall also be available as a form of payment in the settlement of other awards granted under the Plan. Except for certain limited situations, such as death, disability or Change of Control, as defined in the Plan, other stock-based awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three-years, but permitting pro-rata vesting during such period. Such minimum vesting requirements shall not be applicable to any substitute awards, grants of other stock-based awards in payment of performance awards, or grants of other stock-based awards on a deferred basis.

Individual Award Limits

No covered employee may be granted (i) options or SARs covering more than 2 million shares in any 24-month period or (ii) restricted stock, performance awards and/or other stock-based awards denominated in shares covering more than 500,000 shares in any 24-month period. These share limits are subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the share. In addition, the maximum dollar value payable to any participant in any 12-month period with respect to awards valued with reference to property other than shares is $10 million.

Change in Control

The Plan provides that in the event of a Change of Control (as defined in the Plan), unless otherwise determined by the Committee (a) each unvested option and SAR shall become fully exercisable and vested to the full extent of the original grant, (b) the restrictions and deferral limitations applicable to restricted stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant, (c) all performance awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of the Performance Period that has been completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed, and (d) the restrictions and deferral limitations and other conditions applicable to any other stock-based awards or any other awards shall lapse, and such awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original term.

Notwithstanding any other provision of the Plan, in the event of a Change of Control, the Committee may, in its discretion, provide that each option or SAR shall be cancelled in exchange for a payment in an amount equal to the amount by which the Change of Control Price per Share (as defined in the Plan) exceeds the purchase price per share under the option or SAR multiplied by the number of shares granted under the option or SAR.

Notwithstanding the foregoing, in the event of a Change of Control where the successor company assumes or provides a substitute award for an option, SAR, restricted share or other stock-based award, of substantially equal value (replacement awards), then such acceleration or cash-out as described above shall not occur. Furthermore, in the event of an involuntary termination without cause or a voluntary termination for good reason within 24 months of the Change of Control, assumed or replacement awards shall vest in full.

Amendments and Termination

The Board of Directors may at any time amend, alter, suspend, or discontinue the Plan; provided, however, that such action will not be taken without the participant’s consent, if such action would impair the rights of a participant under any outstanding award. Furthermore, no amendment may be made without the approval of the Company’s shareholders if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction within or outside the United States.

Term

The Plan shall be effective upon approval of the Plan by shareholders and will terminate on the tenth anniversary of such approval unless sooner terminated by the Board.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax rules relevant to participants in the Plan, based upon the Internal Revenue Code as currently in effect. These rules are highly technical and subject to change in the future. The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

Options. Generally, the participant does not recognize any taxable income at the time of grant of a NQSO. Provided the share is not subject to a substantial risk of forfeiture, upon the exercise of the NQSO, the participant will recognize ordinary income equal to the excess of the fair market value of the share acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. The Company will generally be entitled to a deduction equal to such ordinary income.

The participant will have a capital gain or loss upon the subsequent sale of the share in an amount equal to the sale price less the fair market value of the share on the date of exercise. The capital gain or loss will be long- or short-term depending on whether the share was held for more than one year after the exercise date. The Company will not be entitled to a deduction for any capital gain realized. Capital losses on the sale of shares acquired upon an option’s exercise may be used to offset capital gains.

The Plan permits the Committee to allow transfers of NQSOs. The participant will not recognize taxable income if the participant transfers a NQSO to a member of the participant’s family. However, when the transferee of the option exercises the option, the participant will recognize ordinary income equal to the excess of the fair market value of the share acquired by the transferee of the option on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding. The Company will generally be entitled to a deduction equal to such ordinary income. The transferee of the option will have a capital gain or loss upon a subsequent sale of the share in an amount equal to the sale price less the fair market value of the share on the date the option was exercised. Any capital gain recognized by the transferee will be long-term capital gain if the transferee has held the share for more than one year after the exercise date.

Stock Appreciation Rights. The participant will be subject to ordinary income tax, and wage and employment tax withholding, upon the exercise of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the share on the exercise date over the strike price of the SAR. The Company will generally be entitled to a corresponding deduction equal to the amount of ordinary income that the participant recognizes. Upon the sale of the share acquired upon exercise of an SAR, the participant will recognize long- or short-term capital gain or loss, depending on whether the participant has held the stock for more than one year from the date of exercise.

Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the share is no longer subject to forfeiture, less any consideration paid for the share. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on the subsequent sale of such shares generally begins when the Restriction Period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

Performance Awards. The participant will not recognize taxable income at the time performance awards are granted but the participant will recognize ordinary income and be subject to wage and employment tax withholding upon the receipt of shares or cash awards at the end of the applicable performance period. The Company will generally be entitled to claim a corresponding deduction.

Other Stock-Based Awards. The recipient of deferred stock units or other stock-based awards will not recognize taxable income at the time of grant as long as the share associated with such awards is subject to a substantial risk of forfeiture but will recognize ordinary income and be subject to wage and employment tax withholding when the substantial risk of forfeiture expires or is removed, unless the shares or cash to be paid with respect to such award are deferred until a date subsequent to the vesting date. The Company will generally be entitled to claim a corresponding deduction.

Withholding Taxes. Because the amount of ordinary income the participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Future Plan Benefits

Because awards under the Plan are determined by the Committee in its sole discretion, the Company cannot determine the benefits or amounts that will be received or allocated in the future under the Plan.

Board Recommendation

Your Board of Directors recommends a vote “For” this proposal.

PROPOSAL 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP (“PWC”) to audit the Company’s consolidated financial statements for 2004, and recommends to the shareholders ratification of the appointment of PWC as independent auditor for 2004. If the selection of PWC is not ratified by the shareholders, the Audit Committee will consider that fact in its review and future selection of the independent auditor.

During the Company’s two most recent fiscal years ended December 31, 2003 and 2002, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PWC’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of SEC Regulation S-K occurred within the Company’s two most recent fiscal years.

The audit reports of PWC on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2003 and 2002, the Company did not consult with any other auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

During 2003, other than tax compliance services related to the preparation of K-1 tax returns for investment partnerships for which the Company is the general partner, PWC did not provide any services to the Company other than audit and audit related services.

Representatives of PWC will be present at the Annual Meeting, will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

PRINCIPAL AUDITOR FEES AND SERVICES

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 were:

	2003	2002

Audit	$1,045,750	$753,475

Audit related	—	$211,800

Tax:

Compliance	$217,000	$199,225

Other	—	$101,170

Total	$1,262,750	$1,265,670

The Audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company and subsidiary audits, including quarterly reviews, related investment partnerships audits for which the Company is the general partner, issuance of comfort letters, consents, income tax provision procedures and assistance and review of documents filed with the SEC.

The Audit Related fees for 2002 were for services rendered in connection with the merger of Friedman, Billings, Ramsey Group, Inc. and FBR Asset Investment Corporation, which was consummated in fiscal 2003.

Tax compliance fees for fiscal 2003 were services related to the preparation of K-1 tax returns for investment partnerships for which the Company is the general partner. Tax compliance fees for 2002 relate to the preparation of K-1 tax returns for investments partnerships for which the Company is general partner and the review of the Company’s tax returns. Other tax fees for 2002 were for services related to the merger of Friedman, Billings, Ramsey Group, Inc. and FBR Asset Investment Corporation which was consummated in fiscal 2003.

It is the Audit Committee’s policy to review and, if appropriate, approve any audit and non-audit services prior to rendering of such services.

Board Recommendation

The Board of Directors recommends a vote For ratification of the appointment of PricewaterhouseCoopers LLP.

CORPORATE GOVERNANCE

Independence of our Board of Directors

Our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (NYSE) require that a majority of our directors must be independent directors. Our Board has adopted as categorical standards the NYSE independence standards to provide a baseline for determining independence. Using these criteria, the Board has determined that the following members of our Board are independent: Daniel J. Altobello, Peter A. Gallagher, Stephen D. Harlan, Russell C. Lindner, Wallace L. Timmeny and John T. Wall. We presently have nine directors, including these six independent directors.

Board Meetings and Executive Sessions of our Non-Management Directors

The Board of Directors held eight meetings during 2003 following the merger of Friedman, Billings, Ramsey Group, Inc. with FBR Asset Investment Corporation on March 31, 2003 (the “Merger”). Each of the incumbent directors attended at least 75% of the total number of meetings of the Board and Board Committees on which they serve.

In accordance with FBR’s Corporate Governance Guidelines adopted in October 2003, the non-management directors of the company will meet without the management directors at least quarterly. The non-management directors held one non-management executive session in 2003 following adoption of the Corporate Governance Guidelines. Mr. Altobello, the Lead Director, chairs the meetings of the non-management directors. Shareholders and other interested persons may contact the Lead Director in writing by mail directed to the Corporate Secretary, Friedman, Billings, Ramsey Group, Inc., 1001 Nineteenth Street North, Arlington, VA 22209.

In June 2003 the non-management directors participated in a day-long corporate governance training session conducted at the offices of Gibson, Dunn & Crutcher.

Committee Responsibilities and Meetings

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Risk Policy and Compliance Committee.

The Audit Committee: The members of the Audit Committee are Mr. Harlan, who serves as Chairman of the Committee, Mr. Altobello, Mr. Gallagher and Mr. Wall. The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting process, and is solely responsible for hiring and monitoring the independence and performance of the Company’s independent auditors. The Board has concluded that each member of the Audit Committee is an “independent” director under the enhanced independence standards for audit committee members in the rules promulgated by the SEC under the Securities Exchange Act of 1934 and in the NYSE listing standards. The Audit Committee held five meetings in 2003 after the merger. The Board of Directors has adopted a written charter for the Audit Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com, and a copy of which is attached as Annex B.

The Compensation Committee: The members of the Compensation Committee are Mr. Altobello, who serves as Chairman of the Committee, Mr. Gallagher and Mr. Wall. The Board has determined that each member of the Compensation Committee is independent as defined in the NYSE listing standards. The Compensation Committee reviews the Company’s compensation plans and makes recommendations concerning those plans and concerning executive officer compensation. The Compensation Committee held two meetings in 2003 after the merger. The Board of Directors has adopted a written charter for the Compensation Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

The Nominating and Governance Committee: The members of the Nominating and Governance Committee are Mr. Lindner, who serves as Chairman of the Committee, Mr. Gallagher and

Mr. Timmeny. The Board has determined that each member of the Nominating and Governance Committee is independent as defined in the NYSE listing standards. The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become Board members, plays a leadership role in shaping the governance of the Corporation and oversees the evaluation of the Board. The Nominating and Governance Committee met twice in 2003 after the merger. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

The Risk Policy and Compliance Committee: The members of the Risk Policy and Compliance Committee are Mr. Timmeny, who serves as Chairman of the Committee, Mr. Lindner and Mr. Wall. The Board has determined that each member of the Risk Policy and Compliance Committee is independent as defined in the NYSE listing standards. The Risk Policy and Compliance Committee assists the Board with respect to assessment of the Company’s risk management policies and procedures, and assessment of the Company’s compliance with legal and regulatory requirements. The Risk Management and Compliance Committee met three times in 2003 after the merger. The Board of Directors has adopted a written charter for the Risk Policy and Compliance Committee, which is posted in the Corporate Governance section of the Company’s website at www.fbr.com.

Availability of Corporate Governance Materials

Shareholders may view our corporate governance materials, including the Charter and Bylaws of the Corporation, the Corporate Governance Guidelines, the Statement of Business Principles, and the charters of each of the Committees, on the Company’s website at www.fbr.com under Corporate Governance. Copies may also be obtained by submitting a written request to the Corporate Secretary, Friedman, Billings, Ramsey Group, Inc., 1001 Nineteenth Street North, Arlington, VA 22209.

Director Nominations

The Company’s Nominating and Governance Committee’s responsibilities include, as noted above and as described in the Committee’s charter, seeking, screening and recommending director candidates for nomination by our Board. The Company’s Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Governance Committee with respect to identifying and evaluating director candidates.

Director Candidate Recommendations and Nominations by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholder under the conditions described in this paragraph. A shareholder may nominate persons for election to the Board of Directors in compliance with applicable state law and the Company’s Bylaws. The Company’s Bylaws require that any such proposals or nominations for the Company’s 2005 Annual Meeting must be received by the Company no earlier than January 19, 2005, and no later than February 18, 2005. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company’s Bylaws. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-8, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Process for Identifying and Evaluating Director Candidates

The Nominating and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Company’s Corporate Governance Guidelines. The Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members, as well as the composition of the Board as a whole. In addition, the committee will evaluate a candidate’s independence and diversity, business experience and skills, judgment, integrity, age and the ability to commit sufficient time and attention to the activities of the Board, in the context of the Board’s needs. The committee evaluates any properly submitted shareholder nominations no differently than other nominations.

Communications with our Board

Stockholders wishing to communicate with the Board of Directors should send any communication to:

           Corporate Secretary
           Friedman, Billings, Ramsey Group, Inc.
           1001 Nineteenth Street North
           Arlington, VA 22209

Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors, a Committee of the Board of Directors, or to any individual director or directors, as appropriate. If a communication is unduly hostile, threatening, illegal or similarly inappropriate, the Corporate Secretary is authorized by the Board to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meeting

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings, but encourages director attendance at annual meetings. The 2004 annual meeting of shareholders is the Company’s first annual meeting of shareholders following the merger of Friedman, Billings, Ramsey Group, Inc. and FBR Asset Investment Corporation on March 31, 2003.

Contributions to Charitable Entities

The Company did not make any charitable contributions to any charitable organization in which a director served as an executive officer.

Executive Officers of the Company

Following is a list of persons serving as executive officers of the Company and their titles as of December 31, 2003.

In April 2004, however, following the first anniversary of the merger of the Company with FBR Asset Investment Corporation, the Company announced that it had created a four person Office of Chief Executive. Members of the new Office of Chief Executive are: Emanuel J. Friedman and Eric F. Billings, who will continue to serve as Co-Chairmen and Co-Chief Executive Officers; Richard J. Hendrix, who became President and Chief Operating Officer; and James R. “Rock” Tonkel, Jr., who became President and Head of Investment Banking. In addition to the chief executive duties of the office, this team will be responsible for strategic planning.

EMANUEL J. FRIEDMAN Mr. Friedman, age 58, is Co-Chairman and Co-Chief Executive Officer. Since co-founding the company in 1989 he has continuously served as a director. He served as Chairman and Chief Executive Officer from 1989 to 1999, as Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he assumed his current position. He also manages FBR Ashton Limited Partnership and FBR Special Situations Fund, L.P. Mr. Friedman is a trustee of the Corcoran Gallery of Art.

ERIC F. BILLINGS Mr. Billings, age 51, is Co-Chairman and Co-Chief Executive Officer. Since co-founding the Company in 1989, he has continuously served as a director. He served as Vice Chairman and Chief Operating Officer from 1989 to 1999, and as Vice Chairman and Co-Chief Executive Officer from 1999 to April 2003, when he assumed his current position. He also manages FBR Weston, Limited Partnership. Mr. Billings is the brother of Mr. Jonathan Billings, who is an Executive Vice President and Head of Institutional Brokerage at FBR. Mr. Billings serves on the boards of Wish Friends, Inc., The Washington Scholarship Fund and Catholic Charities.

RICHARD J. HENDRIX Mr. Hendrix, age 38, is Chief Investment Officer, a position which he assumed in April 2003. Prior to FBR’s merger with FBR Asset in March 2003, upon his joining FBR in 1999, Mr. Hendrix served as the President and Chief Operating Officer of FBR Asset Investment Corporation in addition to his investment banking responsibilities at FBR. Prior to joining FBR, Mr. Hendrix was a Managing Director of PNC Capital Markets’ Investment Banking group. Mr. Hendrix previously also headed PNC Capital Markets asset-backed securities business, which executed both registered underwritten and privately placed asset-backed securities transactions and administered two asset-backed commercial paper conduits. Mr. Hendrix joined PNC in 1987 and was appointed by PNC to work with FBR in 1997 in connection with a strategic alliance between the two companies.

JAMES R. TONKEL Mr. Tonkel, age 41, is Executive Vice President and Head of Investment Banking at Friedman, Billings, Ramsey& Co., Inc., FBR’s wholly owned broker-dealer subsidiary a position he assumed in February 2002. Mr. Tonkel joined FBR in 1994 as Managing Director of Investment Banking’s Financial Institutions Group. Prior to joining FBR, Mr. Tonkel served as Special Assistant to the Director of the Office of Thrift Supervision (OTS), the regulatory agency for the savings and loan industry. Prior to OTS, Mr. Tonkel was an associate with Prudential Securities and an associate with Keefe, Bruyette & Woods, Inc. in New York City. In April 2003 he became an executive officer of the Company.

WILLIAM J. GINIVAN Mr. Ginivan, age 53, is Chief Legal Officer. Mr. Ginivan joined FBR in January 1998 as Deputy General Counsel and was appointed to his current position in January 2000. Prior to joining FBR, Mr. Ginivan was Associate General Counsel of the Student Loan Marketing Association (Sallie Mae), and Managing Director and General Counsel of Sallie Mae’s investment banking subsidiary, Education Securities, Inc. from 1994 to 1997. Prior to joining Sallie Mae, Mr. Ginivan was an attorney in the Enforcement Division of the SEC. Mr. Ginivan is a member of the American Bar Association, Business Law Section’s Committee on Corporate Governance and serves on the Corporate Advisory Board of So Others Might Eat.

KURT R. HARRINGTON Mr. Harrington, age 51, is Chief Financial Officer, a position he has held since January, 2000. Mr. Harrington joined FBR as Vice President Finance and Treasurer in March 1997. He was previously the Chief Financial Officer of Jupiter National, Inc., a publicly traded, closed-end venture capital company. From 1980-1990, Mr. Harrington served in a number of senior financial accounting, reporting and business planning positions at MCI Communications Corporation and Marriott Corporation, in Washington, D.C. He began his career with the public accounting firms of Meahl, McNamara & Co., Boston, Massachusetts and later, Price Waterhouse, Washington, D.C. Mr. Harrington is a Certified Public Accountant. Mr. Harrington serves on the board of DanceSmith, a charitable organization.

ROBERT S. SMITH Mr. Smith, age 45, is Chief Operating Officer, a position he held since late 1999. Mr. Smith has been associated with FBR since its inception in 1989, initially serving as the Company’s outside counsel. He became General Counsel when he joined the company in early 1997, and Executive Vice President at the end of that year. Prior to joining FBR, Mr. Smith was a business attorney in private practice, latterly as a partner of McGuire Woods, a law firm which he joined in 1986. Mr. Smith was previously an attorney (solicitor) in the U.K. from 1982-1985 with the law firm of Dundas & Wilson. Mr. Smith serves on the Boards of the Washington Performing Arts Society and the Woods Academy.

JONATHAN L. BILLINGS Mr. Billings, age 50, is Executive Vice President and Head of Institutional Brokerage, a position he has held since February 2004. Mr. Billings has been with FBR since its inception in 1989. Mr. Billings has more than twenty years of experience in the financial services industry. He joined FBR from the securities firm of Johnston & Lemon. Mr. Billings is the brother of Eric F. Billings, Co-Chairman and Co-Chief Executive Officer of the company.

ROBERT J. KIERNAN Mr. Kiernan, age 38, is Vice President, Controller and Chief Accounting Officer. Mr. Kiernan joined FBR in August 2002 as Controller, and was appointed to his current position in April 2003. Prior to joining FBR, Mr. Kiernan was a senior manager in the assurance practice at Ernst & Young focusing on clients in the financial services industry. Mr. Kiernan is a Certified Public Accountant.

SECURITY OWNERSHIP

Security Ownership of Management

The information below shows, as of March 9, 2004, the number of shares of Class A and Class B Common Stock, and shares of Class A Common Stock underlying options exercisable within 60 days, beneficially owned by each director and director nominee, by the Co-Chairmen and Co-Chief Executive Officers and the next four highest compensated executive officers during 2004 (“Named Executive Officers”), and by the directors and executive officers of the Company as a group. The following figures for shares outstanding as of March 9, 2004, were used for calculating ownership: Class A: 141,672,036; Class B: 25,722,099. Each share of Class B Common Stock has three votes.

Unless otherwise indicated in the accompanying footnotes, all of the shares of Class A and Class B Common Stock listed below are owned directly, and the indicated person has sole voting and investment power.

						Shares
	Shares of	Percent of	Shares of		Percent of	Acquirable	Percent
	Class A	Class A	Class B		Class B	Within 60 days	of All
Name	Common Stock	Common Stock	Common Stock		Common Stock	(All Class A)	Common Stock

Emanuel J. Friedman, Co- Chairman and Co-Chief Executive Officer	1,018,250	*	9,517,100	(1)	36.2%	None	6.2%
Eric F. Billings, Co-Chairman and Co-Chief Executive Officer	893,380 (2)	*	8,115,400	(3)	31.5%	None	5.4%
James R. Tonkel, Executive Vice President, Head of Investment Banking, FBR & Co.	1,146,500	*	330,000	(4)	1.3%	200,000	1%
Richard J. Hendrix, Chief Investment Officer	391,792	*	None			None	*
Robert S. Smith, Chief Operating Officer	548,159	*	None			220,318	*
Kurt R. Harrington, Chief Financial Officer	94,708	*	None			70,750
W. Russell Ramsey	3,484	*	947,079	(5)	3.7%	3,000	*
Daniel J. Altobello	8,202	*	None			16,000	*
Peter A. Gallagher	40,399	*	None			None	*
Stephen D. Harlan	80,454	*	None			None	*
Russell C. Lindner	14,647	*	None			43,800 (6)	*
Wallace L. Timmeny	6,697	*	None			35,000	*
John T. Wall	11,484	*	None			10,000	*
All executive officers and directors as a group (16 persons)(7)	5,069,386	3.6%	21,094,379		82%	598,868	15.9%

*	Less than one percent

(1)	Includes 200,000 shares held in the Friedman French Foundation as to which Mr. Friedman shares voting and investment control.

(2)	Includes 893,155 shares in FBR Weston, Limited Partnership, which is managed by Mr. Billings, as to which he disclaims beneficial ownership except to the extent of his pecuniary interest in the fund.

(3)	Includes 92,260 shares held in trust for his children, as to which Mr. Billings disclaims beneficial ownership.

(4)	Includes 50,000 shares held in a family trust, as to which Mr. Tonkel disclaims beneficial ownership except to the extent of his pecuniary interest in the trust.

(5)	Includes 92,250 shares held in trust for his children, as to which Mr. Ramsey disclaims beneficial ownership.

(6)	Consists of options held in trust for his children (originally granted pursuant to the FBR Asset Investment Corporation Stock Incentive Plan and converted upon the merger at March 31, 2003 to options under the Friedman, Billings, Ramsey Group, Inc. Non-Employee Director Stock Compensation Plan), as to which Mr. Lindner disclaims beneficial ownership.

(7)	Mr. Jonathan Billings was named an executive officer of the Company on February 26, 2004 and his beneficial ownership as reported on Forms 3 and 4 has been included along with the beneficial ownership of the other two executive officers, Mr. William Ginivan and Mr. Robert Kiernan.

Security Ownership of Certain Beneficial Owners

Based on information available to the Company, including shareholder filings with the Securities and Exchange Commission (“SEC”), no person or entity beneficially owns more than 5 percent of the Company’s Class A Common Stock as of December 31, 2003.

Equity Compensation Plans

The following table summarizes information with respect to equity compensation as of December 31, 2003:

	Number of Securities to	Weighted Average
	be Issued Upon	Exercise Price of	Number of
Equity Compensation	Exercise of Outstanding	Outstanding Options,	Securities Remaining
Plans Approved by	Options, Warrants	Warrants and	Available for Future
Shareholders	and Rights	Rights.	Issuance

FBR Stock and Annual Incentive Plan	3,441,142	$11.05	3,187,615
Friedman, Billings, Ramsey Group, Inc. Non-Employee Director Stock Compensation Plan	96,000	$13.82	78,335

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s securities with the SEC. During 2003, all of the Company’s directors and executive officers filed all reports required by Section 16(a) on a timely basis.

THE BOARD OF DIRECTORS

Certain Relationships and Related Transactions

Relationships with Non-Management Directors

In the ordinary course of business the Company and its subsidiaries may have transactions with corporations or other entities in which its non-employee directors have an interest. None of these transactions exceeds 5% of the gross revenues of either the Company or the other corporation or entity. The Company is not indebted to any entity in which a non-management director has an equity interest.

Mr. Timmeny is a partner at the law firm of Dechert which has, from time to time, provided legal advice to the Company and its subsidiaries and is expected to continue to do so. During 2003 the Company paid Dechert approximately $772,000 for legal services rendered.

Certain executives and directors may invest their personal funds in funds and securities offered by the Company or otherwise engage in transactions in the ordinary course of business involving goods and services provided by the Company, such as brokerage, investment management and financial advisory services, on the same terms and with the same conditions as those offered to other clients who are not directors, executives or employees of the Company.

From time to time we may perform investment banking, financial advisory and other services in the ordinary course of our business for corporations with which some of our directors are affiliated.

Transactions Involving Affiliates

Employment of Certain Family Members

The following family members of certain executive officers are founding employees of the Company employed by Friedman, Billings, Ramsey & Co., Inc., the Company’s wholly owned broker-dealer subsidiary: Mr. Jonathan Billings, brother of Eric Billings, is Executive Vice President and Head of Institutional Brokerage and during 2003 was paid a salary of $60,000, commissions of $1,627,362, and received 32,000 shares of restricted stock in 2004 for performance in 2003. Mr. Scott Dreyer, brother-in-law of Jonathan Billings, is Senior Managing Director for Trading and in 2003 was paid a salary of $150,000 and a bonus of $143,188, was awarded 19,337 shares of restricted stock for performance in 2003, and earned $1,152,849 in commissions. Ms. Elisabeth Friedman, sister-in-law of Emanuel Friedman, is Senior Vice President, Sales, and during 2003 earned $483,000 in commissions; Ms. Friedman is not paid a base salary. In addition, Mr. Julian Gillespie, who joined the Company in 2000 and is Vice President, Senior Sales Trader, is a brother-in-law of Jonathan Billings and during 2003 was paid a salary of $58,333 and a bonus of $40,000, and earned $466,030 in commissions. Also, Mr. William Sanders, who joined the Company in 1990 and is Senior Vice President, Fund Operations for FBR Fund Advisers’ Inc., a wholly owned subsidiary of the Company, is a brother-in-law of Jonathan Billings and during 2003 was paid a salary of $110,000 and a bonus of $60,000.

Charter Use of Aircraft Owned by Mr. Billings

Beginning in March of 2003, the Company has chartered for business use an aircraft owned by EFB Aviation LLC which is principally owned by Mr. Eric Billings. Beginning in July 2003 the aircraft was leased through an independent airline charter company that maintains the aircraft, hires pilots and attendants and will, on occasion, assist in the leasing of the aircraft for use by third parties. The Company only pays for business use of this aircraft. The Company pays an hourly charter rate that is below market rates for comparable aircraft on comparable routes, as confirmed by an independent, external review conducted under the auspices of the Nominating and Governance Committee. The Board of Directors reviews the charter lease rates on a quarterly basis. During 2003 the Company incurred expenses of $1,202,624 for its use of this aircraft.

Investment in Capital Crossover Partners

Mr. Ramsey was until December 31, 2001 the Company’s President and Co-Chief Executive Officer and he remains a director of the Company. Mr. Ramsey is Chairman and Chief Executive Officer of BEM Capital Management LLC which manages the investment fund, Capital Crossover Partners (“CCP”). The Company is an investor in CCP and had a capital commitment to the fund of $15 million, all of which has been funded. The Company made its investment in CCP based on the Company’s assessment of the potential return on the investment and because the Company believed it presented the Company with the potential for certain strategic relationships that could be beneficial to the Company’s business. In connection with services provided to CCP, the Company earns fees and is entitled to receive three percentage points of carried interest in CCP. For the year ended December 31, 2003, the company recorded investment income of $5.1 million related to its investment in CCP, and $1.1 million in connection with its carried interest. The fees the Company has received and the carried interest it is entitled to receive were determined based on negotiations with Mr. Ramsey. The Company does not control CCP or have influence over the management or investment strategy of CCP.

FBR Stock Purchase and Loan Plan

In 2001, the Company adopted the FBR Stock Purchase and Loan Plan. Under the plan, certain key employees of FBR, including the executive officers but excluding the Co-Chief Executive Officers, were eligible to purchase shares of the Company’s common stock that the Company had purchased from Mr. Ramsey.

Under the terms of the plan, the five executive officers participating in the plan received options equal to the number of shares they purchased under the plan; the options were then immediately exercised at no economic advantage to the executive officers. These options were exercisable for one day and had a strike price of $5.50. The option price was set at $5.50 rather than the market price because that was the price at which Mr. Ramsey agreed to sell his shares to the Company on the condition that the shares be offered to employees at that price. Under the plan, five executive officers, Mr. Tonkel, Mr. Hendrix, Mr. Smith Mr. Jon Billings and Mr. Ginivan received loans of $1,980,000, $440,000, $660,000, $440,000 and $220,000, respectively, for the purchase of 450,000 shares, 100,000 shares, 150,000 shares, 100,000 shares and 50,000 shares, respectively.

Under the plan, participants, including Messrs. Tonkel, Hendrix, Smith, Jon Billings, and Ginivan, paid 20% of the purchase price in cash and borrowed the remaining 80% of the purchase price from the Company under a five year limited recourse promissory note with interest accruing at 6.5% and accreting to principal. Each participant’s note was collateralized solely by 100% of the stock purchased by that participant under the plan. Shares acquired under the plan were restricted for a period of two years from the date of acquisition. Upon the completion of the merger of the Company with FBR Asset Investment Corporation on March 31, 2003, the time restrictions lapsed, and employees could sell the shares if they paid off the promissory note or substituted collateral satisfactory to the Company. In 2003 all of the loans to executive officers, as well as loans to certain other key employees under the Plan, were sold to other financial institutions.

For accounting purposes, the portion of the employee share purchase financed by the Company (80%) is considered a stock option, and deducted from shareholders’ equity. These shares are deducted from shares outstanding, similar to treasury stock, in computing book value and earnings per share. As a result, both the $1.4 million financed (including accrued interest) by the Company and the 1,290,198 common shares related to the financing are reflected as a receivable in shareholders’ equity as of December 31, 2003. As the employees repay the loans or the loans are sold to third parties, shareholders’ equity and shares outstanding will increase. In addition, the interest earned on the employee loans is added to paid-in-capital and excluded from net income.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Each member of the Company’s Compensation Committee is independent as defined in the NYSE listing standards.

DIRECTOR AND MANAGEMENT COMPENSATION

Director Compensation

Each non-employee director receives an annual retainer of $30,000 for service on the Company’s Board, a fee of $1,500 for each in-person meeting of the Company’s Board or a Committee of the Board, and a fee of $500 for each telephonic meeting of the Company’s Board or a Committee of the Board. The Lead Director receives an additional annual retainer of $25,000, the Chairman of the Audit Committee receives an additional annual retainer fee of $15,000, and the Chairmen of the other three Committees receive an additional retainer fee of $10,000, and one half of these additional fees are paid in restricted stock units. Non-employee directors also receive an annual grant of restricted stock units equal to $50,000 pursuant to the terms of the Non-Employee Director Stock Compensation Plan. No separate compensation is paid to directors who are officers of the Company for their services as directors.

Report On Executive Compensation

The following Report on Executive Compensation for fiscal year 2003 is submitted by the Compensation Committee of the Board of Directors, which is composed of three of the Company’s independent non-employee directors, Mr. Altobello, Chairman, Mr. Gallagher and Mr. Wall:1

Compensation Paid to Executive Officers

The Compensation Committee followed two basic principles in establishing executive compensation for 2003: (1) relatively low fixed compensation versus relatively high variable compensation based on the Company’s profitability, and (2) no equity compensation for the Co-Chief Executive Officers who, as founders of the Company, already own large percentages of the Company’s stock that they purchased when they formed the Company in 1989. Therefore, in 2003, each of FBR’s executive officers received a base salary, and was eligible to receive (1) a cash bonus under the Key Employee Incentive Plan and (2) in the case of officers other than Messrs. Friedman and Billings, stock or option awards, under the FBR Stock and Annual Incentive Plan.

Base Salaries. Base salaries were set at relatively low levels so that a significant amount of total possible overall compensation would be determined by FBR’s profitability and the individual’s role in that performance. The amount of each base salary was based on competitive factors within FBR’s industry and on the past contributions and performance of each executive officer.

Annual Bonuses. In March of 2003 the Compensation Committee of the pre-merger FBR adopted criteria under the Key Employee Incentive Plan for the establishment of a bonus pool out of which bonuses to Messrs. Friedman and Billings, the Co-Chief Executive Officers, Mr. Smith, the Chief Operating Officer, Mr. Harrington, the Chief Financial Officer, and Mr. Ginivan, the Chief Legal Officer, would be paid based on recommended percentages of the bonus pool for each of the five participants. The bonus pool was determined separately for the first quarter of 2003, prior to the merger with FBR Asset Investment Corporation, and the last three quarters of 2003, in each case, however, based on the Company’s profitability. Profitability was defined for the first quarter of 2003 as the Company’s pre-tax net income, before deducting the executive bonus pool. Profitability was defined for the remainder of 2003, following the merger, as the Company’s pre-tax, pre-bonus-pool net income, subject to certain merger related adjustments.

For the first quarter of 2003, the Committee established a bonus pool equal to 10% of the Company’s profitability. For the remainder of 2003 the Committee established the bonus pool as a percentage of the Company’s profitability, up to 10% on a sliding scale determined by the level of profitability. The percentage of this executive bonus pool to be awarded to the Co-Chief Executive Officers took into consideration that they receive no long term incentive compensation (i.e., equity) since each continued to hold substantial amounts of Company stock which they purchased as founders of the Company in 1989 (see The Security Ownership table on page 17).

The Company’s performance following the merger substantially exceeded planned results and profitability, therefore, significantly exceeded the targets set by the Compensation Committee. As a result, the five executives were entitled to share in a maximum bonus pool of 10% of the Company’s profitability; notwithstanding this fact, the five executives voluntarily requested a reduction of the pool to 8% and the Compensation Committee agreed to accept the proposed reduction, noting at the same time the outstanding performance of the executives as demonstrated by the financial results of the Company for 2003.

[1]	Prior to the merger of Friedman, Billings, Ramsey Group, Inc. with FBR Asset Investment Corporation on March 31, 2003, the Compensation Committee consisted of Mr. Altobello, Chairman, and Mr. Timmeny and Mr. Wall.

Annual bonuses paid under the Key Employee Incentive Plan to those other executive officers whose duties primarily involve non-revenue producing activities, such as operations, finance, accounting and legal, were based on the individual contributions and performance of each such executive officer within his respective area of responsibility and on the overall performance of FBR.

Long Term Incentive Compensation. In 2002, the Compensation Committee adopted a restricted stock plan as a subplan of the Company’s Stock and Annual Incentive Plan under which Company executives could receive a portion of their bonus compensation in three year cliff vesting restricted stock. For 2003 all of the named executive officers except Messrs. Friedman and Billings received a portion of their year end bonuses in such restricted stock as noted in the Summary Compensation Table on page 23. Also, as noted above, Messrs. Friedman and Billings, the Co-Chief Executive Officers, do not receive long term incentive compensation because of their already substantial ownership of Company stock as founders of the Company.

Stock Options. While the Company’s Stock and Annual Incentive Plan still permits the award of stock options, none were issued to executive officers following adoption of the restricted stock subplan in 2002.

Retirement Benefits. As part of its policy of maintaining a compensation system that is incentive driven, the Company does not provide retirement benefits, other than a defined contribution savings plan available to all Company employees pursuant to Section 401(k) of the Internal Revenue Code. During 2003, FBR did not match any employee contributions made under that plan.

2003 Compensation Paid to the Co-Chief Executive Officers

In setting the salaries of the Co-Chief Executive Officers, the Compensation Committee considered the Co-CEO’s responsibility for implementing the Company’s strategic business plan, their ongoing direct involvement in the revenue producing units of the Company, peer group compensation levels, as well as their potential overall compensation. Because of the Company’s policy of placing a significant portion of their total possible compensation at risk based on performance criteria, the base salaries of the Co-Chief Executive Officers remained at $480,000, after having been voluntarily reduced in 2002 to that amount from $600,000.

The maximum bonus each of the Co-Chief Executive Officers was eligible to receive under the 2003 criteria was $11,127,117 based on performance under the 2003 bonus criteria described under Annual Bonuses, above. However, as earlier noted, the Co-Chief Executive Officers along with the other senior executives voluntarily requested a reduction of the bonus pool, and therefore each of the Co-Chief Executive Officers received a bonus of $8,997,838. The Co-Chief Executive Officers did not receive any other compensation.

The Company has not entered into employment contracts with any of the named executive officers.

Tax Considerations

Section 162(m) of the Internal Revenue Code (the “Code”), generally denies a tax deduction to any publicly-held company for compensation paid to one of the company’s five most highly compensated executive officers which exceeds $1 million. Section 162(m) of the Code provides exemptions to this limitation on deductions for compensation which meets certain “performance based” criteria. All compensation paid to the Company’s Co-Chief Executive Officers and the four other highest paid executive officers has been paid pursuant to plans that are exempt from the limitations of Section 162(m). The Company believes that the primary purpose of executive compensation should be to motivate executives to implement the Company’s strategic plans in order to increase shareholder value. To the extent that achieving that purpose is consistent with making executive compensation tax deductible pursuant to Section 162 (m) of the Code, it is the Company’s intention to grant executive compensation that qualifies for tax deductions.

Respectfully submitted,

Daniel J. Altobello, Chairman

Peter A. Gallagher
John T. Wall

Summary Compensation Table

The following table shows the compensation for FBR’s Co-Chairmen and Co-Chief Executive Officers and the next four highest compensated executive officers with their current titles for the fiscal year ended December 31, 2003.

						Long Term
						Compensation Awards

		Annual Compensation						Securities
						Restricted		Underlying
Name and				Other Annual		Stock		Options
Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Awards($)(1)		Granted

Emanuel J. Friedman	2003	480,000	8,977,838	—		—		—
Co-Chairman and	2002	480,000	5,685,391	—		—		—
Co-Chief Executive Officer	2001	600,000	321,470	—		—		—
Eric F. Billings	2003	480,000	8,977,838	—		—		—
Co-Chairman and	2002	480,000	5,685,391	—		—		—
Co-Chief Executive Officer	2001	600,000	321,470	—		—		—
James R. Tonkel	2003	250,000	5,075,000	—		2,419,470	(2)	—
Executive Vice President and	2002	250,000	5,775,000	850,000	(3)	716,250	(4)	200,000
Head of Investment Banking,	2001	250,000	3,301,909	703,500	(5)			450,000 (6)
FBR & Co.
Richard J. Hendrix	2003	250,000	3,988,974	—		2,002,320	(7)	—
Chief Investment	2002	250,000	1,650,000	240,000	(8)	573,000	(9)	—
Officer	2001	250,000	1,580,392	—				100,000 (6)
Robert S. Smith	2003	250,000	2,466,946	—		501,526	(10)	—
Chief Operating Officer	2002	250,000	1,847,752	—		—		—
	2001	250,000	234,500	—				150,000 (6)
Kurt R. Harrington	2003	200,000	772,000	—		278,100	(11)	—
Chief Financial Officer	2002	200,000	717,174	—		—		—
	2001	200,000	223,243	—		—		—

(1)	In the aggregate as of December 31, 2003, the executive officers held 322,034 shares of Restricted Stock valued at $7,432,544 based on the closing price of the Company’s stock on that date. Restricted stock awards are valued based on the closing price of the Company’s unrestricted stock on the date of grant. Dividends are paid on restricted stock.

(2)	Consists of 87,000 shares of Restricted Stock awarded in March 2004 for performance during fiscal year 2003.

(3)	Market value at time of receipt of units of limited partnership interest in First States Group, L.P. awarded in 2002 as compensation.

(4)	Consists of 75,000 shares of restricted stock awarded in April, 2003 for performance during 2002.

(5)	Market value at time of receipt of warrants to purchase shares of Saxon Capital Acquisition Corp. and Ultraprise awarded in 2001 as compensation.

(6)	Options granted pursuant to participation in the FBR Stock Purchase and Loan Plan that were issued on two dates in 2001 and expired on the date of grant. The option price was set at $5.50 rather than the market price because that was the price at which Mr. Ramsey agreed to sell his shares to the Company on the condition that the shares be offered to employees at that price. The original two year restriction on the shares expired upon the merger of the Company and FBR Asset Investment Corporation on March 31, 2003. Mr. Tonkel’s purchase of 450,000 shares, Mr. Hendrix’s purchase of 100,000 shares, and Mr. Smith’s purchase of 150,000 shares represented 9%, 2%, and 3%, respectively of the 5,000,000 shares purchased by employees under the plan. See page 20.

(7)	Consists of 72,000 shares of Restricted Stock awarded in March 2004 for performance during 2003.

(8)	Market value at time of receipt of units of limited partnership interest in First States Group, L.P. awarded in 2002 as compensation. The limited partnership units vest over time and convert to shares of American Financial Realty Trust. As of the date hereof one third, or 8,000, have vested and been converted to shares of American Financial Realty Trust.

(9)	Consists of 60,000 shares of Restricted Stock awarded in April 2003 for performance during 2002.

(10)	Consists of 18,034 shares of Restricted Stock awarded in March 2004 for performance during 2003.

(11)	Consists of 10,000 shares of Restricted Stock awarded in March 2004 for performance during 2003.

Aggregated Option Exercises and Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2003		December 31, 2003(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Emanuel J. Friedman	—	—	—	—	—	—
Eric F. Billings	—	—	—	—	—	—
James R. Tonkel	—	—	200,000	—	616,000	—
Richard J. Hendrix	100,000	$560,000	—	—	—	—
Robert S. Smith	357,652	$2,864,517	220,318		2,001,117	—
Kurt R. Harrington	50,000	$392,496	70,750		854,477	—

(1)	Based on a closing price on the New York Stock Exchange on December 31, 2003 of $23.08.

Audit Committee Report

The following report is submitted by the Audit Committee of the Board of Directors, which is composed of four of the Company’s independent, non-employee directors, Mr. Harlan, Chairman, and Mr. Altobello, Mr. Gallagher and Mr. Wall. The Board has concluded that each member of the Audit Committee is an “independent” director under the enhanced independence standards for audit committee members in the rules promulgated by the SEC under the Securities Exchange Act of 1934 and in the NYSE listing standards.

The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting process. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on SEC Form 10-K with the Company’s management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors’ independence from the Company and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Also, in accordance with its Charter, the Audit Committee met quarterly with the independent auditors and with senior financial management to review their work and the financial results reported for the quarter.

Respectfully submitted,

Stephen D. Harlan, Chairman

Daniel J. Altobello
Peter A. Gallagher
John T. Wall

STOCK PERFORMANCE GRAPH

The following graph compares the change in the cumulative total shareholder return for the Company’s Class A Common Stock with the comparable cumulative return of two indexes: the Standard & Poors (“S&P”) 500 Stock Index and the FSA Mid-Cap Index published by Financial Service Analytics, Inc.

The Company’s Class A Common Stock first began trading publicly on December 23, 1997, on the New York Stock Exchange. The graph assumes $100 invested on December 31, 1998, in the Company’s Class A Common Stock and $100 invested at the same time in each of the above mentioned indexes. The comparison assumes that all dividends are reinvested.

	FBR	FBR	FSA	S&P 500
	Prices	Indexed	Mid-Cap	Indexed

Dec-98	6.50	100	100	100
Dec-99	7.88	121	111	121
Dec-00	6.56	101	167	110
Dec-01	5.19	80	178	97
Dec-02	9.36	144	173	76
Mar-03	9.05	139	165	73
Dec-03	23.08	380	281	97

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters that will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s 2003 Annual Report to Shareholders is enclosed with this Proxy Statement.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

A shareholder who wishes to introduce a proposal for consideration at the Company’s 2005 Annual Meeting may seek to have that proposal included in the Company’s proxy statement pursuant to U.S. Securities and Exchange Commission (“SEC”) Rule 14a-8. To qualify for this, the proposal must be received at the Company’s principal executive offices not later than December 31, 2004 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors in compliance with applicable state law and the Company’s Bylaws. The Company’s Bylaws provide that any such proposals or nominations for the Company’s 2005 Annual Meeting must be received by the Company no earlier than January 19, 2005, and no later than February 18, 2005. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Company’s Bylaws. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-8, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Appendix A

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

2004 LONG-TERM INCENTIVE PLAN

      Friedman, Billings, Ramsey Group, Inc., a corporation existing under the laws of the State of Virginia (the “Company”), hereby establishes and adopts the following 2004 Long-Term Incentive Plan (the “Plan”).

1.   PURPOSE OF THE PLAN

      1.1.     Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.   DEFINITIONS

      2.1.     “Accounting Firm” shall have the meaning set forth in Section 11.4.

      2.2.     “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

      2.3.     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Interest Equivalent, or Other Stock-Based Award granted pursuant to the provisions of the Plan.

      2.4.     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

      2.5.     “Board” shall mean the board of directors of the Company.

      2.6.     “Change in Control” shall have the meaning set forth in Section 11.1.

      2.7.     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      2.8.     “Committee” shall mean the Compensation Committee of the Board.

      2.9.     “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

      2.10.     “Director” shall mean a non-employee member of the Board.

      2.11.     “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

      2.12.     “Employee” shall mean any employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

      2.13.     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      2.14.     “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on the date prior to such date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the New York Stock Exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

      2.15.     “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

      2.16.     “Interest Equivalent” shall have the meaning set forth in Section 12.5

      2.17.     “Limitations” shall have the meaning set forth in Section 10.5.

      2.18.     “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

      2.19.     “Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the Prior Plans that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the Prior Plans, which tax benefit shall be determined by multiplying (a) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise. With respect to Options or options granted under the Prior Plans, to the extent that a Participant pays the option price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

      2.20.     “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

      2.21.     “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

      2.22.     “Payee” shall have the meaning set forth in Section 13.1.

      2.23.     “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 9.

      2.24.     “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

      2.25.     “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      2.26.     “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

      2.27.     “Permitted Assignee” shall have the meaning set forth in Section 12.3.

      2.28.     “Prior Plans” shall mean, collectively, the FBR Stock and Annual Incentive Plan and the Company’s Non-Employee Director Stock Compensation Plan.

      2.29.     “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

      2.30.     “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

      2.31.     “Restriction Period” shall have the meaning set forth in Section 7.1.

      2.32.     “Shares” shall mean the shares of Class A common stock of the Company, par value $0.01 per share.

      2.33.     “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

      2.34.     “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      2.35.     “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

      2.36.     “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1.

      In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

3.   SHARES SUBJECT TO THE PLAN

      3.1.     Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 10,000,000 Shares shall be authorized for grant under the Plan, plus any Shares remaining available for grant under the Prior Plans on the effective date of the Plan.

      (b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

      (c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

      (d) Shares reacquired by the Company on the open market using Option Proceeds shall be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

      (e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

      3.2.     Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.

     ELIGIBILITY AND ADMINISTRATION

      4.1.     Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

      4.2.     Administration. (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

      (b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents or Interest Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

      (c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

      (d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

5.   OPTIONS

      5.1.     Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

      5.2.     Award Agreements. All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

      5.3.     Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange, without shareholder approval.

      5.4.     Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

      5.5.     Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including by certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options will not be exercisable before the expiration of one year from the date the Option is granted.

      5.6.     Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6.   STOCK APPRECIATION RIGHTS

      6.1.     Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (“Tandem Stock Appreciation Right”), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

      6.2.     Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(d) Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised; provided, however, that if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies,.

(e) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(f) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Freestanding Stock Appreciation Rights will not be exercisable before the expiration of one year from the date the right is granted. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant, without shareholder approval.

(g) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.   RESTRICTED STOCK AWARDS

      7.1.     Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock

      7.2.     Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

      7.3.     Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

      7.4.     Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change in Control referred to in Section 11), Restricted Stock Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that the provisions of this Section 7.4 shall not be applicable to any Substitute Awards or grants of Restricted Stock in payment of Performance Awards pursuant to Section 9. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

8.     OTHER STOCK-BASED AWARDS

      8.1.     Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or securities convertible into Shares (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards shall be paid in Shares, cash or a combination, as determined by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change in Control referred to in Section 11), Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that such restrictions shall not be applicable to any Substitute Awards, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Section 9, or grants of Other Stock-Based Awards on a deferred basis. In addition, the Committee may award unrestricted Shares to Participants in lieu of certain cash payments awarded under other compensation plans or programs of the Company.

      8.2.     Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

9.   PERFORMANCE AWARDS

      9.1.     Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10.   CODE SECTION 162(m) PROVISIONS

      10.1.     Performance Criteria. If any Award will not satisfy the performance-based compensation exception under Code Section 162(m) unless it is subject to performance criteria, then the lapsing of restrictions on such an Award and the distribution of cash, Shares or other property pursuant thereto, as applicable, may be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, revenue growth; asset growth; combined net worth; debt to equity ratio; debt to capitalization ratio; earnings before interest, taxes, depreciation and amortization; operating income; operating cash flow; pre- or after-tax net income; cash flow or free cash flow; cash flow or free cash flow per share; net earnings; earnings per share; return on equity; return on investment; return on total capital; return on capital employed; return on assets; return on revenue; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

      10.2.     Adjustments. Notwithstanding any provision of the Plan (other than Section 11), with respect to any Restricted Stock, Performance Award or Other Stock-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

      10.3.     Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

      10.4.     Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares in any 36-month period with respect to more than 500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards and/or Other Stock-Based Awards that are valued with reference to property other than Shares is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.     CHANGE IN CONTROL PROVISIONS

      11.1.     Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(a) acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 11.1 or (5) any acquisition of beneficial ownership by Emanuel Friedman, Eric Billings, or W. Russell Ramsey (the “Founders”), or any entity that is controlled by one or more of the Founders (the “Founder Affiliates”); or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination,

(A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      11.2.     Impact of Change in Control. Unless the Committee determines otherwise in an Award Agreement, upon a Change in Control, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

      11.3.     Assumption Upon Change in Control. Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award shall not be accelerated as described in Sections 11.2(a), (b) and (d). For the purposes of this Section 11.3, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock-Based Award

immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination without cause or a voluntary termination for good reason of a Participant’s employment in such successor company within a 24-month period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.2(a), (b) and (d) above.

      11.4.     Limitations on Benefits.

(a) Subject to Section 11.4(e), but despite any other provision of this Plan, if it is determined that receipt of benefits or payments under this Plan would subject a Participant to tax under Code Section 4999, it must determine whether some amount of the benefits or payments would meet the definition of a “Reduced Amount.” If it is determined that there is a Reduced Amount, the total benefits and payments must be reduced to such Reduced Amount, but not below zero.

(b) If it is determined that the benefits and payments should be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, including a copy of the detailed calculations by the independent accounting firm engaged to audit the Company’s financial statements immediately before the Change in Control (the “Accounting Firm”). All determinations made by the Accounting Firm under this section are binding upon the Company and the Participant.

(c) It is the intention of the Company and the Participant to reduce the benefits and payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As a result of the uncertainty in the application of Code section 4999 at the time of the initial determination by the Company’s accounting firm under this section, however, it is possible that amounts will have been paid or distributed under the Plan to or for the benefit of a Participant which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will not have been paid or distributed under the Plan to or for the benefit of a Participant could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount. If the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the accounting firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated (if permitted by applicable law) for all purposes as a loan ab initio for which the Participant must repay the Company together with interest at the applicable federal rate under Code section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Participant is subject to tax under Code section 1 or 4999 or generate a refund of such taxes. If the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the accounting firm must promptly notify the Administrator of the amount of the Underpayment and such amount, together with interest at the applicable federal rate under Code section 7872(f)(2), must be paid to the Participant.

(d) For purposes of this section, (i) “Net After Tax Receipt” means the Present Value of a payment or benefit under this Plan net of all taxes imposed on Participant with respect thereto under Code sections 1 and 4999, determined by applying the highest marginal rate under Code section 1 which applied to the Participant’s taxable income for the immediately preceding taxable year; (ii) “Present Value” means the value determined in accordance with Code section 280G(d)(4); and (iii) “Reduced Amount” means the smallest aggregate amount of all payments or benefit under this Plan which (a) is less than the sum of all payments or benefit under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments or benefit under this Plan were any other amount less than the sum of all payments or benefit under this Plan.

(e) This section shall not apply to awards made to any Participant if an Award Agreement or other agreement between the Participant and the Company provides that the Company shall indemnify the Participant against any liability that the Participant may incur under Section 4999 of the Code.

12.   GENERALLY APPLICABLE PROVISIONS

      12.1.     Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.5. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

      12.2.     Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, but without regard to the payment of any cash dividends by the Company in the ordinary course), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

      12.3.     Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Section 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

      12.4.     Termination of Employment. Unless the Committee shall determine otherwise at or after the date of grant, the following termination provisions shall apply:

(a) Death or Disability. Upon a Participant’s termination due to death or disability, as those terms may be defined in the Award Agreement, (i) Options and Stock Appreciation Rights outstanding as of the date of termination shall immediately vest and become fully exercisable, and remain exercisable for one year, even if one year exceeds the original option term, and even if death occurs during a post-termination exercise period; (ii) Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of termination and performance to such date), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; (iii) restrictions and deferral limitations on Restricted Stock, Other Stock-Based Awards, and any other Awards shall lapse and the Restricted Stock shall become free of all restrictions, limitations, or conditions and become fully vested and transferable to the full extent of the original grant; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(b) Retirement. Upon a Participant’s retirement, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-compete, non-solicitation, non-disclosure, and non-disparagement agreements, (i) Options and Stock Appreciation Rights outstanding as of the date of termination shall continue to vest and, once vested, shall remain exercisable for the lesser of three (3) years from vesting date or their original terms; (ii) Performance Awards shall continue to vest and shall be payable upon completion of the applicable Performance Period to the extent the associated performance goals are achieved; (iii) Restricted Stock, Other Stock-Based Awards, or any other Awards shall continue to vest, as applicable; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(c) Involuntary Termination Without Cause due to a Reduction in Force. Upon a Participant’s involuntary termination without cause due to a reduction in force, as that term may be defined in the Award Agreement, and conditioned upon the Participant entering into non-solicitation, non-disclosure, and non-disparagement agreements, (i) vested Options and Stock Appreciation Rights outstanding as of the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited; (ii) Performance Awards shall be payable at the end of the applicable Performance Period, to the extent the associated performance goals are achieved, pro-rata based on the number of months of the Performance Period that have been completed as of the date of termination divided by the total number of months in the Performance Period; (iii) Restricted Stock, Other Stock-Based Awards or any other Awards subject to a cliff vesting or annual pro rata vesting provision shall vest pro-rata based on the number of months of the vesting period completed as of the date of termination divided by the total number of months in the vesting period, and unvested Restricted Stock, unvested Other Stock-Based Awards or any other unvested Awards shall be forfeited; and (iv) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award.

(d) Termination for Cause. Upon a Participant’s termination for cause, as that term may be defined in the Award Agreement, (i) all Options and Stock Appreciation Rights outstanding as of the date of termination, whether vested or not vested, shall be immediately canceled, and (ii) any unvested awards of Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

(e) Other Termination. Upon a Participant’s termination for any other reason, including voluntary resignation and involuntary termination without cause not due to a reduction in force, as those terms may be defined in the Award Agreement, (i) vested Options and Stock Appreciation Rights outstanding on the date of termination shall remain exercisable for 90 days, and unvested Options and Stock Appreciation Rights shall be forfeited, and (ii) unvested Restricted Stock, Performance Awards, Other Stock-Based Awards or other Awards shall be immediately forfeited.

      12.5.     Deferral; Dividend Equivalents and Interest Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Any cash-based Award, including deferred Awards or accumulated cash Dividend Equivalents, may be credited with interest (“Interest Equivalents”) on the same basis as provided above.

13. MISCELLANEOUS

      13.1.     Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

      13.2.     Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

      13.3.     Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

      13.4.     Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

      13.5.     Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      13.6.     Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

      13.7.     Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

      13.8.     Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

      13.9.     Construction. All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

      13.10.     Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

      13.11.     Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Virginia and construed accordingly.

      13.12.     Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

      13.13.     Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

      13.14.     Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix B

AUDIT COMMITTEE CHARTER

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

AUDIT COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS ON

APRIL 16, 2003

I.   ORGANIZATION

      There shall be constituted a standing committee of the board of directors (the “Board”) of Friedman, Billings, Ramsey Group, Inc. (the “Corporation”) to be known as the audit committee (the “Audit Committee”).

II.   COMPOSITION AND SELECTION

      The Audit Committee shall be comprised of three or more directors, each of whom shall meet the independence requirements of the New York Stock Exchange for Audit Committee members.

      All members of the Audit Committee shall be financially literate, as determined by the Board. At least one member of the Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with Securities and Exchange Commission rules.

      No member of the Audit Committee may serve on the audit committees of more than three public companies.

      The members of the Audit Committee shall be appointed by the Board at the Board’s annual meeting and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. The full Board shall elect a Chairman and, if a Chairman is not elected by the full Board, the members of the Audit Committee shall designate a Chairman by majority vote of the full Committee.

III.   STATEMENT OF PURPOSE

      The primary function of the Audit Committee shall be to represent and assist the Board in discharging its oversight responsibilities relating to: (1) the accounting and financial reporting practices, and internal control systems, of the Corporation and its subsidiaries; (2) the reliability and integrity of the Corporation’s financial statements, accounting policies, and financial reporting and disclosure practices; (3) the Corporation’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications, independence and performance; and (5) the staffing, qualifications and performance of the Corporation’s internal audit function.

      In addition, the Audit Committee is responsible for preparing the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

IV.   COMMITTEE AUTHORITY AND RESPONSIBILITIES

      Among its specific duties and responsibilities, the Audit Committee shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor: (a) accounting policies and financial reporting issues and judgments that may be viewed as critical; and (b) analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

2.	Consider and approve, when appropriate, any significant changes in the Corporation’s accounting and auditing policies, and review with the Corporation’s independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented;

3.	Review and discuss with management and the independent auditor the annual audited financial statements and the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K;

4.	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q;

5.	Review and discuss: (a) the adequacy and effectiveness of the Corporation’s internal controls, including any significant changes or deficiencies in internal controls reported to the Audit Committee by the independent auditor or management and any special audit steps adopted in light of material control deficiencies; and (b) the adequacy and effectiveness of the Corporation’s disclosure controls and procedures;

6.	Review and discuss with management its policies and practices regarding: (a) earnings press releases; and (b) financial information and earnings guidance given to analysts and ratings agencies;

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, and any accounting and financial reporting proposals that may have a significant impact on the Corporation’s financial reports;

Oversight of the Corporation’s Relationship with the Independent Auditor

8.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditor. In this regard, the Audit Committee shall have the sole authority to appoint, and shall appoint and retain, (subject to ratification by the Corporation’s shareholders) and terminate, when appropriate, the independent auditor;

9.	Obtain and review a formal written report by the independent auditor, at least annually, describing: a) the independent auditor’s internal quality-control procedures; and b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with such issues;

10.	Consider, at least annually, the independence of the outside auditing firm, including whether the firm’s performance of permissible non-audit services is compatible with independence, and obtain and review a report by the firm describing all relationships between the firm and the Corporation and any other relationships that may adversely affect the independence of the auditing firm;

11.	Approve in advance all audit services to be provided by the independent auditor, including all audit engagement fees and terms. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been approved in advance);

12.	Approve in advance all permissible non-audit services to be provided by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide audit services and permissible non-audit services;

13.	Review and discuss with the independent auditor: (a) the audit planning and procedures, including the scope, fees, staffing and timing of the audit; (b) the results of the audit exam, including any problems or difficulties encountered in the course of the audit work and management’s response, and any management letters; and (c) any reports of the independent auditor with respect to any interim period;

14.	Review with the Corporation’s internal auditors and the independent auditor the coordination of their audit efforts to provide for completeness of coverage, reduction of redundant efforts and effective use of audit resources;

15.	Establish hiring policies for employees and former employees of the independent auditor;

Oversight of the Corporation’s Internal Audit Function

16.	Review and discuss with the senior internal audit executive the scope and results of the internal audit program, including the internal audit department’s responsibilities, budget and staffing;

Compliance Oversight Responsibilities

17.	Receive reports from management, the Risk Policy and Compliance Committee, the Corporation’s senior internal auditing executive, the Chief Legal Officer, the independent auditor and such other persons as they may deem appropriate regarding compliance with applicable legal and regulatory requirements and the Corporation’s Statement of Business Principles and receive reports from the Nominating and Governance Committee concerning the Corporation’s Statement of Business Principles as it concerns directors;

18.	Review any material pending legal proceedings involving the Corporation and other contingent liabilities;

19.	Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

20.	Discuss with the Risk Policy and Compliance Committee that committee’s assessment of the Corporation’s policies with respect to risk assessment and risk management that are within scope of the Risk Policy and Compliance Committee’s responsibilities; and

Other Matters

21.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, and annually review the Committee’s performance.

V.   MEETINGS

      The Audit Committee shall meet at least four times per year, which meetings shall include meeting separately, at least quarterly, with the Corporation’s Chief Financial Officer, Chief Legal Officer and such other senior management as it deems necessary, internal auditor and independent auditor. The Chairman or a majority of the members of the Audit Committee may call meetings of the Committee upon reasonable notice to all members of the Committee. The Audit Committee shall report regularly to the Board with respect to its activities.

VI.   OUTSIDE ADVISORS

      The Audit Committee shall have the sole authority, to the extent it deems necessary, to retain outside legal, accounting or other advisors to advise the Audit Committee.

ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

May 19, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  To elect the nine directors of the Company.

NOMINEES
☐ FOR ALL NOMINEES	¡	Emanuel J. Friedman
	¡	Eric F. Billings
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	W. Russell Ramsey Daniel J. Altobello
	¡	Peter A. Gallagher
☐ FOR ALL EXCEPT	¡	Stephen D. Harlan
(See instructions below)	¡	Russell C. Lindner
	¡	Wallace L. Timmeny
	¡	John T. Wall

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	To approve the FBR 2004 Long Term Incentive Plan.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for 2004.	☐	☐	☐

4.	To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted “FOR” the proposals set forth above. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

The signer hereby revokes all previous proxies given by the signer to vote at the annual meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Shareholder __________________   Date: ________________   Signature of Shareholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Potomac Tower
1001 Nineteenth Street North
Arlington, VA 22209

Proxy

ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2004 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The undersigned hereby appoints William J. Ginivan, Kurt R. Harrington and Cathy Sigalas or any one of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in Friedman, Billings, Ramsey Group, Inc. at the Annual Meeting of Shareholders to be held at the Washington Fairmont Hotel, 2401 M Street NW, Washington, DC on Wednesday, May 19, 2004 at 9:00 a.m., and at any adjournment or postponement thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)